Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 16, 2015

MEDIA CONTACT:	C. Michael Zabel
(716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2015.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2015 were $1.98, equal to the year-earlier period and 20% higher than the $1.65 recorded in the first quarter of 2015. GAAP-basis net income in the recently completed quarter totaled $287 million, up from $284 million and $242 million in the second quarter of 2014 and the initial 2015 quarter, respectively. GAAP-basis net income for the second quarter of 2015 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.18% and 9.37%, respectively, compared with 1.27% and 9.79%, respectively, in the year-earlier quarter and 1.02% and 7.99%, respectively, in the first quarter of 2015.

The recent quarter’s results reflect two noteworthy items. In early April 2015, M&T sold the trade processing business within the retirement services division of its Institutional Client Services business. That sale resulted in an after-tax gain of approximately $23 million ($45 million pre-tax). Also during the second quarter of 2015, M&T made $40 million of tax-deductible cash contributions to The M&T Charitable Foundation. The after-tax impact of those two items lowered net income and

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diluted earnings per common share during the recent quarter by approximately $1 million and $.01, respectively.

Commenting on the recent quarter’s performance, René F. Jones, Vice Chairman and Chief Financial Officer, noted, “M&T’s results for the second quarter reflect strong activity in our commercial loan portfolios, as we experienced 10% annualized growth in balances and significantly higher loan syndication fees as compared with the first quarter. Charge-offs remained at historically low levels and expenses during the quarter were again well-contained. We were pleased to make a significant contribution to The M&T Charitable Foundation, so that it may continue to support the communities we serve. M&T’s performance in the second quarter was indicative of what we do best – focusing on prudent banking practices that result in internal capital generation while striving to exceed our customers’ needs.”

For the six-month period ended June 30, 2015, diluted earnings per common share were $3.63, up from $3.59 in the year-earlier period. GAAP-basis net income for the first half of 2015 totaled $528 million, 3% higher than $513 million in the corresponding 2014 period. Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2015 was 1.10% and 8.69%, respectively, compared with 1.17% and 9.02%, respectively, in the similar 2014 period.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit

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intangible and other intangible asset balances, net of applicable deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results.

Diluted net operating earnings per common share were $2.01 in the recent quarter, compared with $2.02 and $1.68 in the year-earlier quarter and the first quarter of 2015, respectively. Net operating income during each of the second quarters of 2015 and 2014 was $290 million, compared with $246 million in the initial 2015 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income was 1.24% and 13.76%, respectively, in the second quarter of 2015. The comparable returns were 1.35% and 14.92% in the second quarter of 2014 and 1.08% and 11.90% in the first quarter of 2015.

Diluted net operating earnings per common share in the first six months of 2015 were $3.69, compared with $3.68 in the first half of 2014. Net operating income during the six-month period ended June 30, 2015 was $536 million, 2% higher than $525 million in the similar 2014 period. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.16% and 12.85%, respectively, in the first half of 2015, compared with 1.25% and 13.86%, respectively, in the first six months of 2014.

Taxable-equivalent Net Interest Income. Net interest income expressed on a taxable-equivalent basis aggregated $689 million in

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the second quarter of 2015, up 4% from $665 million in the first quarter of 2015. That improvement reflects a $2.1 billion increase in average earning assets, including a $1.1 billion increase in average loans and an $819 million rise in average investment securities resulting from continued purchases of mortgage-backed securities. The net interest margin during each of the first two quarters of 2015 was 3.17%. Taxable-equivalent net interest income in the recent quarter was up 2% from $675 million in the year-earlier period. The effect of growth in average earning assets, predominantly due to increases of $3.2 billion in average investment securities and $3.3 billion in average loans and leases, was partially offset by a 23 basis point narrowing of the net interest margin in the recent quarter from 3.40% in the second quarter of 2014. The increases in investment securities reflect continued progress made in response to regulatory liquidity requirements that will become effective for M&T in January 2016.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $30 million in each of the second quarters of 2015 and 2014, compared with $38 million in the first quarter of 2015. Net charge-offs of loans were $21 million during the recent quarter, improved from $29 million in the second quarter of 2014 and $36 million in the first quarter of 2015. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .13% and .18% in the second quarters of 2015 and 2014, respectively, and .22% in the first quarter of 2015.

Loans classified as nonaccrual totaled $797 million, or 1.17% of total loans outstanding at June 30, 2015, compared with $880 million or 1.36% a year earlier and $791 million or 1.18% at March 31, 2015. Assets taken in foreclosure of defaulted loans were $64 million at June 30, 2015, compared with $60 million at June 30, 2014 and $63 million at March 31, 2015.

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Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses. As a result of those analyses, the allowance totaled $930 million or 1.36% of loans outstanding at June 30, 2015, compared with $918 million or 1.42% of loans at June 30, 2014 and $921 million or 1.37% of loans at March 31, 2015.

Noninterest Income and Expense. Noninterest income aggregated $497 million in the second quarter of 2015, up from $456 million in the year-earlier quarter and $440 million in the first quarter of 2015. Reflected in the recent quarter’s total was the $45 million pre-tax gain realized from the sale of the trade processing business noted earlier. Revenues from the divested business, which had been recorded as trust income, aggregated $10 million in the year-ago quarter and $9 million in the first quarter of 2015. After considering the impact of the recent quarter gain and the revenues recorded in prior quarters related to the sold business, noninterest income in the recent quarter was improved from the second quarter of 2014 and from the initial 2015 quarter. As compared with the second quarter of 2014, higher mortgage banking revenues and loan syndication fees contributed to that improvement. On that same basis, the rise in noninterest income from the first quarter of 2015 was largely due to higher loan syndication fees, trust income and fees for providing deposit account services.

Noninterest expense in the second quarter of 2015 totaled $697 million, up from $668 million in the year-earlier quarter and $686 million in the first quarter of 2015. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets. Exclusive of those expenses, noninterest operating

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expenses were $691 million in the recent quarter, compared with $658 million in the second quarter of 2014 and $680 million in 2015’s initial quarter. Reflected in operating expenses in the recent quarter was the aforementioned higher level of contribution to The M&T Charitable Foundation.

Without the impact of charitable contributions, noninterest operating expenses in the recent quarter declined from the year-earlier quarter. Higher salaries and employee benefits expenses were more than offset by lower expenses for professional services, FDIC assessments and litigation-related costs. On that same basis, as compared with the initial 2015 quarter, the recent quarter’s lower level of operating expenses was due, in large part, to a decline in salaries and employee benefits, including stock-based compensation, which were seasonally higher in the initial 2015 period. Also contributing to the decline were reduced costs for professional services that were mitigated by higher legal fees. The lower operating expense level in the recent quarter was reflective of the noted sale of the trade processing business.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 58.2% in each of the second quarters of 2015 and 2014, compared with 61.5% in the first quarter of 2015. Excluding the impact of the two notable items in the recent quarter, the efficiency ratio was 57.0%.

Balance Sheet. M&T had total assets of $97.1 billion at June 30, 2015, up 7% from $90.8 billion a year earlier. Investment securities were $14.8 billion at June 30, 2015, up $2.6 billion

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or 22% from June 30, 2014. Loans and leases, net of unearned discount, totaled $68.1 billion at the recent quarter-end, up $3.4 billion or 5% from $64.7 billion at June 30, 2014. Total deposits rose 4% to $72.6 billion at June 30, 2015 from $69.8 billion a year earlier.

Total shareholders’ equity grew 4% to $12.7 billion at June 30, 2015 from $12.2 billion a year earlier, representing 13.05% and 13.40%, respectively, of total assets. Common shareholders’ equity was $11.4 billion, or $85.90 per share, at June 30, 2015, up from $10.9 billion, or $82.86 per share, at June 30, 2014. Tangible equity per common share rose 6% to $59.39 at the recent quarter-end from $55.89 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $84.95 and $58.29, respectively, at March 31, 2015. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under the transitional capital rules that became effective for M&T on January 1, 2015 was approximately 9.92%. M&T’s estimated Tier 1 common ratio under previously effective regulatory capital rules would have been 10.11% as of June 30, 2015.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 78536183. The conference call will be webcast live through M&T’s website at

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http://ir.mandtbank.com/events.cfm. A replay of the call will be available through Monday, July 20, 2015 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID# 78536183. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation affecting the financial services industry

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as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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Financial Highlights

	Three months ended June 30			Six months ended June 30
Amounts in thousands, except per share	2015	2014	Change	2015	2014	Change
Performance

Net income	$286,688	284,336	1%	$528,301	513,353	3%
Net income available to common shareholders	263,481	260,695	1%	482,313	472,429	2%

Per common share:
Basic earnings	$1.99	1.99	—	$3.65	3.62	1%
Diluted earnings	1.98	1.98	—	3.63	3.59	1%
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average - diluted (1)	133,116	131,828	1%	132,944	131,479	1%
Period end (2)	133,099	131,953	1%	133,099	131,953	1%

Return on (annualized):
Average total assets	1.18%	1.27%		1.10%	1.17%
Average common shareholders’ equity	9.37%	9.79%		8.69%	9.02%

Taxable-equivalent net interest income	$689,148	674,963	2%	$1,354,574	1,337,341	1%

Yield on average earning assets	3.52%	3.73%		3.53%	3.80%
Cost of interest-bearing liabilities	.55%	.51%		.56%	.53%
Net interest spread	2.97%	3.22%		2.97%	3.27%
Contribution of interest-free funds	.20%	.18%		.20%	.19%
Net interest margin	3.17%	3.40%		3.17%	3.46%

Net charge-offs to average total net loans (annualized)	.13%	.18%		.17%	.19%

Net operating results (3)

Net operating income	$290,341	289,974	—	$536,117	525,136	2%
Diluted net operating earnings per common share	2.01	2.02	—	3.69	3.68	—
Return on (annualized):
Average tangible assets	1.24%	1.35%		1.16%	1.25%
Average tangible common equity	13.76%	14.92%		12.85%	13.86%
Efficiency ratio	58.23%	58.20%		59.79%	60.46%

				At June 30
				2015	2014	Change
Loan quality
Nonaccrual loans				$797,146	880,134	-9%
Real estate and other foreclosed assets				63,734	59,793	7%

Total nonperforming assets				$860,880	939,927	-8%

Accruing loans past due 90 days or more (4)				$238,568	289,016	-17%

Government guaranteed loans included in totals above:
Nonaccrual loans				$58,259	81,817	-29%
Accruing loans past due 90 days or more				206,775	275,846	-25%

Renegotiated loans				$197,145	270,223	-27%

Acquired accruing loans past due 90 days or more (5)				$78,591	134,580	-42%

Purchased impaired loans (6):
Outstanding customer balance				$294,381	504,584	-42%
Carrying amount				169,240	282,517	-40%

Nonaccrual loans to total net loans				1.17%	1.36%

Allowance for credit losses to total loans				1.36%	1.42%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Performance

Net income	$286,688	241,613	277,549	275,344	284,336
Net income available to common shareholders	263,481	218,837	254,239	251,917	260,695

Per common share:
Basic earnings	$1.99	1.66	1.93	1.92	1.99
Diluted earnings	1.98	1.65	1.92	1.91	1.98
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	133,116	132,769	132,278	132,128	131,828
Period end (2)	133,099	132,946	132,354	132,142	131,953

Return on (annualized):
Average total assets	1.18%	1.02%	1.12%	1.17%	1.27%
Average common shareholders’ equity	9.37%	7.99%	9.10%	9.18%	9.79%

Taxable-equivalent net interest income	$689,148	665,426	687,847	674,900	674,963

Yield on average earning assets	3.52%	3.54%	3.44%	3.59%	3.73%
Cost of interest-bearing liabilities	.55%	.57%	.52%	.54%	.51%
Net interest spread	2.97%	2.97%	2.92%	3.05%	3.22%
Contribution of interest-free funds	.20%	.20%	.18%	.18%	.18%
Net interest margin	3.17%	3.17%	3.10%	3.23%	3.40%

Net charge-offs to average total net loans (annualized)	.13%	.22%	.19%	.17%	.18%

Net operating results (3)

Net operating income	$290,341	245,776	281,929	279,838	289,974
Diluted net operating earnings per common share	2.01	1.68	1.95	1.94	2.02
Return on (annualized):
Average tangible assets	1.24%	1.08%	1.18%	1.24%	1.35%
Average tangible common equity	13.76%	11.90%	13.55%	13.80%	14.92%
Efficiency ratio	58.23%	61.46%	57.84%	58.44%	58.20%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Loan quality

Nonaccrual loans	$797,146	790,586	799,151	847,784	880,134
Real estate and other foreclosed assets	63,734	62,578	63,635	67,629	59,793

Total nonperforming assets	$860,880	853,164	862,786	915,413	939,927

Accruing loans past due 90 days or more (4)	$238,568	236,621	245,020	312,990	289,016

Government guaranteed loans included in totals above:
Nonaccrual loans	$58,259	60,508	69,095	68,586	81,817
Accruing loans past due 90 days or more	206,775	193,618	217,822	265,333	275,846

Renegotiated loans	$197,145	198,911	202,633	209,099	270,223

Acquired accruing loans past due 90 days or more (5)	$78,591	80,110	110,367	132,147	134,580

Purchased impaired loans (6):
Outstanding customer balance	$294,381	335,079	369,080	429,915	504,584
Carrying amount	169,240	184,018	197,737	236,662	282,517

Nonaccrual loans to total net loans	1.17%	1.18%	1.20%	1.29%	1.36%

Allowance for credit losses to total loans	1.36%	1.37%	1.38%	1.40%	1.42%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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Condensed Consolidated Statement of Income

	Three months ended June 30			Six months ended June 30
Dollars in thousands	2015	2014	Change	2015	2014	Change
Interest income	$760,354	734,290	4%	$1,498,441	1,457,242	3%
Interest expense	77,226	65,176	18	155,725	131,695	18

Net interest income	683,128	669,114	2	1,342,716	1,325,547	1

Provision for credit losses	30,000	30,000	—	68,000	62,000	10

Net interest income after provision for credit losses	653,128	639,114	2	1,274,716	1,263,547	1

Other income
Mortgage banking revenues	102,602	95,656	7	204,203	175,705	16
Service charges on deposit accounts	105,257	107,368	-2	207,601	211,566	-2
Trust income	118,598	129,893	-9	242,332	251,145	-4
Brokerage services income	16,861	17,487	-4	32,322	33,987	-5
Trading account and foreign exchange gains	6,046	8,042	-25	12,277	14,489	-15
Loss on bank investment securities	(10)	—	—	(108)	—	—
Equity in earnings of Bayview Lending Group LLC	(3,131)	(4,055)	—	(7,322)	(8,509)	—
Other revenues from operations	150,804	102,021	48	245,925	198,136	24

Total other income	497,027	456,412	9	937,230	876,519	7

Other expense
Salaries and employee benefits	361,657	339,713	6	751,550	711,039	6
Equipment and net occupancy	66,852	68,084	-2	133,322	139,251	-4
Printing, postage and supplies	9,305	9,180	1	18,895	20,136	-6
Amortization of core deposit and other intangible assets	5,965	9,234	-35	12,758	19,296	-34
FDIC assessments	10,801	15,155	-29	21,461	30,643	-30
Other costs of operations	242,048	226,294	7	445,017	437,529	2

Total other expense	696,628	667,660	4	1,383,003	1,357,894	2

Income before income taxes	453,527	427,866	6	828,943	782,172	6

Applicable income taxes	166,839	143,530	16	300,642	268,819	12

Net income	$286,688	284,336	1%	$528,301	513,353	3%

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Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Interest income	$760,354	738,087	756,612	743,023	734,290
Interest expense	77,226	78,499	74,772	73,964	65,176

Net interest income	683,128	659,588	681,840	669,059	669,114

Provision for credit losses	30,000	38,000	33,000	29,000	30,000

Net interest income after provision for credit losses	653,128	621,588	648,840	640,059	639,114

Other income
Mortgage banking revenues	102,602	101,601	93,675	93,532	95,656
Service charges on deposit accounts	105,257	102,344	106,319	110,071	107,368
Trust income	118,598	123,734	128,442	128,671	129,893
Brokerage services income	16,861	15,461	15,809	17,416	17,487
Trading account and foreign exchange gains	6,046	6,231	8,397	6,988	8,042
Loss on bank investment securities	(10)	(98)	—	—	—
Equity in earnings of Bayview Lending Group LLC	(3,131)	(4,191)	(4,049)	(4,114)	(4,055)
Other revenues from operations	150,804	95,121	103,050	98,547	102,021

Total other income	497,027	440,203	451,643	451,111	456,412

Other expense
Salaries and employee benefits	361,657	389,893	345,135	348,776	339,713
Equipment and net occupancy	66,852	66,470	62,335	67,713	68,084
Printing, postage and supplies	9,305	9,590	8,881	9,184	9,180
Amortization of core deposit and other intangible assets	5,965	6,793	7,170	7,358	9,234
FDIC assessments	10,801	10,660	11,695	13,193	15,155
Other costs of operations	242,048	202,969	231,005	219,135	226,294

Total other expense	696,628	686,375	666,221	665,359	667,660

Income before income taxes	453,527	375,416	434,262	425,811	427,866

Applicable income taxes	166,839	133,803	156,713	150,467	143,530

Net income	$286,688	241,613	277,549	275,344	284,336

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Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2015	2014	Change
ASSETS

Cash and due from banks	$1,347,858	1,827,197	-26%
Interest-bearing deposits at banks	4,045,852	3,032,530	33
Federal funds sold	3,000	90,239	-97
Trading account assets	277,009	313,325	-12
Investment securities	14,751,637	12,120,195	22
Loans and leases:
Commercial, financial, etc.	20,111,028	19,105,892	5
Real estate - commercial	28,442,488	26,374,274	8
Real estate - consumer	8,444,542	8,656,766	-2
Consumer	11,133,194	10,610,761	5

Total loans and leases, net of unearned discount	68,131,252	64,747,693	5
Less: allowance for credit losses	929,987	917,666	1

Net loans and leases	67,201,265	63,830,027	5
Goodwill	3,513,325	3,524,625	—
Core deposit and other intangible assets	22,269	49,555	-55
Other assets	5,917,861	6,047,309	-2

Total assets	$97,080,076	90,835,002	7%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$27,674,588	26,088,763	6%
Interest-bearing deposits	44,787,590	43,502,602	3
Deposits at Cayman Islands office	167,441	237,890	-30

Total deposits	72,629,619	69,829,255	4
Short-term borrowings	153,299	161,631	-5
Accrued interest and other liabilities	1,453,249	1,283,430	13
Long-term borrowings	10,175,912	7,391,931	38

Total liabilities	84,412,079	78,666,247	7
Shareholders’ equity:
Preferred	1,231,500	1,231,500	—
Common (1)	11,436,497	10,937,255	5

Total shareholders’ equity	12,667,997	12,168,755	4

Total liabilities and shareholders’ equity	$97,080,076	90,835,002	7%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $217.5 million at June 30, 2015 and accumulated other comprehensive income, net of applicable income tax effect, of $40.3 million at June 30, 2014.

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15–15–15–15–15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2015	2015	2014	2014	2014
ASSETS

Cash and due from banks	$1,347,858	1,269,816	1,289,965	1,445,877	1,827,197
Interest-bearing deposits at banks	4,045,852	6,291,491	6,470,867	7,676,064	3,032,530
Federal funds sold	3,000	97,037	83,392	77,766	90,239
Trading account assets	277,009	363,085	308,175	296,913	313,325
Investment securities	14,751,637	14,393,270	12,993,542	13,348,368	12,120,195
Loans and leases:
Commercial, financial, etc.	20,111,028	19,775,494	19,461,292	19,112,009	19,105,892
Real estate - commercial	28,442,488	27,845,710	27,567,569	26,942,847	26,374,274
Real estate - consumer	8,444,542	8,504,119	8,657,301	8,663,408	8,656,766
Consumer	11,133,194	10,973,719	10,982,794	10,854,095	10,610,761

Total loans and leases, net of unearned discount	68,131,252	67,099,042	66,668,956	65,572,359	64,747,693
Less: allowance for credit losses	929,987	921,373	919,562	918,633	917,666

Net loans and leases	67,201,265	66,177,669	65,749,394	64,653,726	63,830,027
Goodwill	3,513,325	3,524,625	3,524,625	3,524,625	3,524,625
Core deposit and other intangible assets	22,269	28,234	35,027	42,197	49,555
Other assets	5,917,861	6,232,556	6,230,548	6,162,806	6,047,309

Total assets	$97,080,076	98,377,783	96,685,535	97,228,342	90,835,002

LIABILITIES AND SHAREHOLDERS’ EQUITY

Noninterest-bearing deposits	$27,674,588	27,181,120	26,947,880	27,440,524	26,088,763
Interest-bearing deposits	44,787,590	46,234,455	46,457,591	46,659,442	43,502,602
Deposits at Cayman Islands office	167,441	178,545	176,582	241,536	237,890

Total deposits	72,629,619	73,594,120	73,582,053	74,341,502	69,829,255
Short-term borrowings	153,299	193,495	192,676	164,609	161,631
Accrued interest and other liabilities	1,453,249	1,552,724	1,567,951	1,327,524	1,283,430
Long-term borrowings	10,175,912	10,509,143	9,006,959	9,061,391	7,391,931

Total liabilities	84,412,079	85,849,482	84,349,639	84,895,026	78,666,247
Shareholders’ equity:
Preferred	1,231,500	1,231,500	1,231,500	1,231,500	1,231,500
Common (1)	11,436,497	11,296,801	11,104,396	11,101,816	10,937,255

Total shareholders’ equity	12,667,997	12,528,301	12,335,896	12,333,316	12,168,755

Total liabilities and shareholders’ equity	$97,080,076	98,377,783	96,685,535	97,228,342	90,835,002

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $217.5 million at June 30, 2015, $152.5 million at March 31, 2015 and $181.0 million at December 31, 2014, and accumulated other comprehensive income, net of applicable income tax effect, of $12.5 million at September 30, 2014 and $40.3 million at June 30, 2014.

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16–16–16–16–16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2015 from		June 30
	2015		2014		2015		June 30, 2014	March 31, 2015	2015		2014		Change in balance
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate			Balance	Rate	Balance	Rate
ASSETS

Interest-bearing deposits at banks	$5,326	.25%	4,080	.25%	5,073	.25%	31%	5%	$5,200	.25%	3,587	.25%	45%
Federal funds sold	39	.10	90	.07	97	.10	-57	-60	68	.10	95	.07	-28
Trading account assets	103	.92	84	1.25	79	2.87	23	31	91	1.76	78	1.91	17
Investment securities	14,195	2.68	10,959	3.19	13,376	2.67	30	6	13,787	2.67	10,117	3.26	36
Loans and leases, net of unearned discount
Commercial, financial, etc.	19,973	3.18	18,978	3.34	19,457	3.21	5	3	19,717	3.19	18,728	3.35	5
Real estate - commercial	28,208	4.19	26,140	4.22	27,596	4.18	8	2	27,904	4.18	26,141	4.31	7
Real estate - consumer	8,447	4.19	8,746	4.36	8,572	4.15	-3	-1	8,509	4.17	8,795	4.27	-3
Consumer	11,042	4.46	10,479	4.52	10,962	4.49	5	1	11,002	4.48	10,390	4.56	6

Total loans and leases, net	67,670	3.96	64,343	4.05	66,587	3.97	5	2	67,132	3.97	64,054	4.09	5

Total earning assets	87,333	3.52	79,556	3.73	85,212	3.54	10	2	86,278	3.53	77,931	3.80	11
Goodwill	3,514		3,525		3,525		—	—	3,520		3,525		—
Core deposit and other intangible assets	25		53		31		-54	-21	28		59		-52
Other assets	6,726		6,739		7,124		—	-6	6,924		6,763		2

Total assets	$97,598		89,873		95,892		9%	2%	$96,750		88,278		10%

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$1,333	.11	1,026	.13	1,121	.11	30%	19%	$1,228	.11	1,007	.13	22%
Savings deposits	41,712	.10	39,478	.11	41,525	.10	6	—	41,619	.10	38,921	.12	7
Time deposits	2,948	.50	3,350	.46	3,017	.50	-12	-2	2,982	.50	3,404	.46	-12
Deposits at Cayman Islands office	212	.28	339	.21	224	.27	-38	-5	218	.27	360	.22	-39

Total interest-bearing deposits	46,205	.13	44,193	.14	45,887	.13	5	1	46,047	.13	43,692	.15	5

Short-term borrowings	195	.07	220	.05	196	.07	-11	-1	196	.07	242	.05	-19
Long-term borrowings	10,164	2.47	6,525	3.05	9,835	2.64	56	3	10,000	2.55	6,213	3.25	61

Total interest-bearing liabilities	56,564	.55	50,938	.51	55,918	.57	11	1	56,243	.56	50,147	.53	12
Noninterest-bearing deposits	26,753		25,466		25,811		5	4	26,285		24,807		6
Other liabilities	1,645		1,430		1,704		15	-3	1,674		1,479		13

Total liabilities	84,962		77,834		83,433		9	2	84,202		76,433		10
Shareholders’ equity	12,636		12,039		12,459		5	1	12,548		11,845		6

Total liabilities and shareholders’ equity	$97,598		89,873		95,892		9%	2%	$96,750		88,278		10%

Net interest spread		2.97		3.22		2.97				2.97		3.27
Contribution of interest-free funds		.20		.18		.20				.20		.19
Net interest margin		3.17%		3.40%		3.17%				3.17%		3.46%

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17–17–17–17–17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2015	2014	2015	2014
Income statement data
In thousands, except per share
Net income
Net income	$286,688	284,336	$528,301	513,353
Amortization of core deposit and other intangible assets (1)	3,653	5,638	7,816	11,783

Net operating income	$290,341	289,974	$536,117	525,136

Earnings per common share
Diluted earnings per common share	$1.98	1.98	$3.63	3.59
Amortization of core deposit and other intangible assets (1)	.03	.04	.06	.09

Diluted net operating earnings per common share	$2.01	2.02	$3.69	3.68

Other expense
Other expense	$696,628	667,660	$1,383,003	1,357,894
Amortization of core deposit and other intangible assets	(5,965)	(9,234)	(12,758)	(19,296)

Noninterest operating expense	$690,663	658,426	$1,370,245	1,338,598

Efficiency ratio
Noninterest operating expense (numerator)	$690,663	658,426	$1,370,245	1,338,598

Taxable-equivalent net interest income	689,148	674,963	1,354,574	1,337,341
Other income	497,027	456,412	937,230	876,519
Less: Loss on bank investment securities	(10)	—	(108)	—

Denominator	$1,186,185	1,131,375	$2,291,912	2,213,860

Efficiency ratio	58.23%	58.20%	59.79%	60.46%

Balance sheet data
In millions
Average assets
Average assets	$97,598	89,873	$96,750	88,278
Goodwill	(3,514)	(3,525)	(3,520)	(3,525)
Core deposit and other intangible assets	(25)	(53)	(28)	(59)
Deferred taxes	8	16	9	18

Average tangible assets	$94,067	86,311	$93,211	84,712

Average common equity
Average total equity	$12,636	12,039	$12,548	11,845
Preferred stock	(1,232)	(1,231)	(1,232)	(1,152)

Average common equity	11,404	10,808	11,316	10,693
Goodwill	(3,514)	(3,525)	(3,520)	(3,525)
Core deposit and other intangible assets	(25)	(53)	(28)	(59)
Deferred taxes	8	16	9	18

Average tangible common equity	$7,873	7,246	$7,777	7,127

At end of quarter
Total assets
Total assets	$97,080	90,835
Goodwill	(3,513)	(3,525)
Core deposit and other intangible assets	(22)	(49)
Deferred taxes	7	15

Total tangible assets	$93,552	87,276

Total common equity
Total equity	$12,668	12,169
Preferred stock	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	11,433	10,934
Goodwill	(3,513)	(3,525)
Core deposit and other intangible assets	(22)	(49)
Deferred taxes	7	15

Total tangible common equity	$7,905	7,375

(1)	After any related tax effect.

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18–18–18–18–18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Income statement data
In thousands, except per share
Net income
Net income	$286,688	241,613	277,549	275,344	284,336
Amortization of core deposit and other intangible assets (1)	3,653	4,163	4,380	4,494	5,638

Net operating income	$290,341	245,776	281,929	279,838	289,974

Earnings per common share
Diluted earnings per common share	$1.98	1.65	1.92	1.91	1.98
Amortization of core deposit and other intangible assets (1)	.03	.03	.03	.03	.04

Diluted net operating earnings per common share	$2.01	1.68	1.95	1.94	2.02

Other expense
Other expense	$696,628	686,375	666,221	665,359	667,660
Amortization of core deposit and other intangible assets	(5,965)	(6,793)	(7,170)	(7,358)	(9,234)

Noninterest operating expense	$690,663	679,582	659,051	658,001	658,426

Efficiency ratio
Noninterest operating expense (numerator)	$690,663	679,582	659,051	658,001	658,426

Taxable-equivalent net interest income	689,148	665,426	687,847	674,900	674,963
Other income	497,027	440,203	451,643	451,111	456,412
Less: Loss on bank investment securities	(10)	(98)	—	—	—

Denominator	$1,186,185	1,105,727	1,139,490	1,126,011	1,131,375

Efficiency ratio	58.23%	61.46%	57.84%	58.44%	58.20%

Balance sheet data
In millions
Average assets
Average assets	$97,598	95,892	98,644	93,245	89,873
Goodwill	(3,514)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(25)	(31)	(38)	(45)	(53)
Deferred taxes	8	10	12	14	16

Average tangible assets	$94,067	92,346	95,093	89,689	86,311

Average common equity
Average total equity	$12,636	12,459	12,442	12,247	12,039
Preferred stock	(1,232)	(1,232)	(1,231)	(1,232)	(1,231)

Average common equity	11,404	11,227	11,211	11,015	10,808
Goodwill	(3,514)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(25)	(31)	(38)	(45)	(53)
Deferred taxes	8	10	12	14	16

Average tangible common equity	$7,873	7,681	7,660	7,459	7,246

At end of quarter
Total assets
Total assets	$97,080	98,378	96,686	97,228	90,835
Goodwill	(3,513)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(22)	(28)	(35)	(42)	(49)
Deferred taxes	7	9	11	13	15

Total tangible assets	$93,552	94,834	93,137	93,674	87,276

Total common equity
Total equity	$12,668	12,528	12,336	12,333	12,169
Preferred stock	(1,232)	(1,232)	(1,231)	(1,232)	(1,232)
Undeclared dividends - cumulative preferred stock	(3)	(2)	(3)	(2)	(3)

Common equity, net of undeclared cumulative preferred dividends	11,433	11,294	11,102	11,099	10,934
Goodwill	(3,513)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(22)	(28)	(35)	(42)	(49)
Deferred taxes	7	9	11	13	15

Total tangible common equity	$7,905	7,750	7,553	7,545	7,375

(1)	After any related tax effect.

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